INTERNATIONAL FLAVORS & FRAGRANCES INC.


                          EXECUTIVE DEATH BENEFIT PLAN














                             Effective July 1, 1990

                                    ARTICLE I

                               PURPOSE OF THE PLAN

     1.01 The purpose of the Plan is to assist the Company in attracting and retaining qualified executive and creative employees and to provide eligible employees with increased death benefits during employment with the Company and/or after retirement.

                                   ARTICLE II

                                   DEFINITIONS

     2.01 "Annual Base Salary" shall mean the basic annual rate of a Participant's compensation (before making any reductions pursuant to an effective Cash or Deferred Wage and Salary Conversion Agreement under the International Flavors & Fragrances Inc. Retirement Investment Fund Plan), in effect for him or her on the first day of the Plan Year, but excluding bonuses, commissions and all other forms of compensation or benefits including additional compensation from this Plan and any amount contributed for him or her by the Company to any public or private employee benefit plan.

     2.02 "Basic Insurance Plan" shall mean the basic group term life insurance plan for employees and retirees maintained by the Company at its expense to provide noncontributory life insurance coverage based on annual earnings (as that term is defined in the Basic Insurance Plan), as such plan may be amended, modified or replaced from time to time.

     2.03 "Beneficiary" shall mean the individual or entity designated by the Participant to receive the death benefit payable under the Plan upon the Participant's death. If no such designation is made, or if the designated individual predeceases the Participant or the entity no longer exists, then the Beneficiary shall be the Participant's estate.

     2.04 "Company" shall mean International Flavors & Fragrances Inc.

     2.05 "Effective Date" shall mean July 1, 1990

     2.06 "Eligible Employee" shall mean an individual who is employed by the Company or one of its subsidiaries on or after the Effective Date and who, (a) is a participant in either the Company's Management Incentive Compensation Plan ("MICP") or Special Executive Bonus Plan ("SEBP"), (b) is a participant in the Basic Insurance Plan, (c) has not yet attained the age of 70 and (d) has submitted to the Insurer a properly completed application for life insurance under this Plan.

     2.07 "Entrance Date" shall mean that date on which an Eligible Employee first becomes a Participant. The first Entrance Date, as regards any Eligible Employee, shall be the later of the Effective Date or the date of acceptance by the Insurer of such Eligible Employee's application for life insurance under this Plan. Beginning with the year 1991, subsequent Entrance Dates as regards any additional Eligible Employee(s), shall be the February 1 coinciding with or following the date of acceptance by the Insurer of their application for life insurance under this Plan.

     2.08 "Insurer" shall mean that independent company from time to time issuing to the Company written split-dollar life insurance policies on the lives of Participants in accordance with the terms of the Plan.

     2.09 "Participant" shall mean each Eligible Employee during his or her employment by the Company or one of its subsidiaries on and after the Entrance Date, who has not attained the age of 70 and who is accepted by the Insurer as insurable for life insurance.

     2.10 "Plan" shall mean this Executive Death Benefit Plan.

     2.11 "Plan Committee" shall mean the committee appointed by the Chief Executive Officer of the Company to administer the Plan.

     2.12 "Retired Participant" shall mean each Participant or Senior Participant who leaves the employ of the Company or one of its subsidiaries at a time when he or she is eligible to receive an immediate Early, Normal, or Deferred Pension, or, upon attaining age 65, a Disability Pension from the Company's qualified pension plan.

     2.13 "Senior Participant" shall mean each Participant, during his or her employment by the Company or one of its subsidiaries, who has attained the age of 70.

                                   ARTICLE III

                            BENEFITS TO PARTICIPANTS

     3.01 The death benefit payable to each Participant's beneficiary under the Basic Insurance Plan shall be reduced to $50,000 during the period prior to termination of employment with the Company and to $12,500 upon becoming a Retired Participant. The Company may require any Eligible Employee, as a condition of becoming a Participant, to deliver an instrument signed by him or her waiving benefits under the Basic Insurance Plan in excess of $50,000 as long as the Eligible Employee shall be a Participant or Senior Participant in this Plan. No such waiver and no provision of this Plan shall adversely affect such Participant's right to be reinstated in the Basic Insurance Plan, upon the termination of this Plan, if such other plan shall then be in effect.

     3.02 The Company shall purchase and have all ownership rights (except as otherwise provided under Section 3.04 of this Plan) to a split dollar insurance policy on the life of each Participant. Such policy shall provide a death benefit equal to the excess of twice the Participant's Annual Base Salary on the first day of the Plan Year in which death shall occur over the death benefit provided by the Basic Insurance Plan. Upon the death of a Participant, death benefit under such policy shall be paid by the Insurer to the Participant's Beneficiary designated as provided in Section 3.04 of this Plan. Upon a Participant's attaining the status of a Senior Participant or Retired Participant, whichever shall first occur, his or her Beneficiary designation(s) and/or any Beneficiary designations made by his or her assignee under Section
3.04 of this Plan shall lapse, and upon the Retired or Senior Participant's death, the entire death benefit under such policy shall be paid by the Insurer to the Company.

     3.03 All premiums on each policy described in 3.02 above shall be paid by the Company for the respective accounts of all Participants. The imputed income to each Participant shall be determined in accordance with Internal Revenue Service Ruling 66-110 (1966-1 CBl2), or applicable Federal tax laws, regulations or rulings which may be subsequently published relating to split dollar life insurance programs. The Company will record this portion of the premium as additional taxable compensation to each Participant.

     3.04 Each Participant or his or her assignee shall have the right to designate the Beneficiary(ies) of the death benefit under the policy on his or her life described in Section 3.02 by a signed writing delivered to the Plan Committee and the right during the Participant's employment with the Company or any subsidiary to change the Beneficiary designation at any time by a similar writing. Notwithstanding the foregoing, a Participant may, during the Participant's employment with the Company, irrevocably assign his or her right to designate and change Beneficiary(ies) under the policy by a signed writing delivered to the Plan Committee prior to the Participant's death.

     3.05 All benefits to a Participant, his or her assignee or Beneficiary(ies) under this Article III shall cease upon the earlier of (a) the termination of his or her employment with the Company or any subsidiary for any reason other than death or (b) the Participant's becoming a Senior Participant. If a Participant terminates his or her employment with the Company or any subsidiary prior to age 55, the Company shall use its best efforts to have the Insurer offer to such Participant the opportunity to purchase all ownership rights in the insurance policy on his or her life at its cash surrender value.

                                   ARTICLE IV

                   BENEFITS TO RETIRED AND SENIOR PARTICIPANTS

     4.01 Within 30 days after receipt by the Company of a signed written notice of intent to retire from a Participant who will qualify upon the indicated retirement date as a Retired Participant under the provisions of Section 2.12 of this Plan, and, if earlier, at least 60 days prior to a Participant's attaining age 70, the Company shall execute and deliver to such Participant a supplemental death benefit agreement containing the Company's written promise, effective upon the Participant's attaining the status of Retired Participant or Senior Participant, as the case may be, to pay to the Beneficiaries of the Participant, upon the Participant's death, a death benefit in an amount equal to that provided in Section 4.02 of this Article IV, which agreement, upon execution by such Participant and return to the Company within 15 days after its receipt shall be binding upon the Company and the Participant. Whether or not such agreement is executed and returned to the Company, upon attaining the status of Retired Participant or Senior Participant, such Retired or Senior Participant and his or her assignee or Beneficiary(ies) shall have no rights in or under the split dollar insurance policy on his or her life, such persons' rights under this Plan being limited to those set forth in said supplemental death benefit agreement if executed and returned. The Company's obligation to make payments under such supplemental death benefit agreements may be delegated, irrevocably or otherwise, to a third party who may be the Insurer.

     4.02(a) The amount of the death benefit provided under Section 4~0l shall be a multiple of the Retired Participant's or Senior Participant's Annual Base Salary on the first day of the Plan Year prior to his or her attaining the status of Retired Participant or Senior Participant, whichever first occurs. The resultant amount shall be reduced by $12,500 in the case of a Retired Participant, and by $50,000 in the case of a Senior Participant while in Senior Participant status.

If immediately prior to attaining the status of Retired Participant or Senior Participant, the Participant was a participant in the Company's MICP, such multiple shall be two; otherwise the multiple shall be one. In no event, however, shall the aggregate death benefit payable to the Beneficiary(ies) of a Senior Participant (including the portion payable from the Basic Insurance Plan) be less than $135,000 if death occurs while he or she is in the status of Senior Participant.

     4.02(b) The amount of the death benefit payable under this plan to the Beneficiary of a Retired Participant who did not have twenty (20) or more years of employment with the Company and any of its subsidiaries at the date of his or her retirement shall be reduced at the rate of 5% for each year or fraction thereof that such years of employment were less than twenty (20). The maximum reduction under this sub-section shall be 50%. No reduction shall be made under this sub-section in the benefit paid under the Basic Insurance Plan.

     4.03 Each Retired Participant and each Senior Participant shall have the right to designate the Beneficiary(ies) of the death benefit under the supplemental death benefit agreement described in Section 4.01 by a signed writing delivered to the Plan Committee and the right during the Retired Participants or Senior Participant's lifetime to change the Beneficiary designation at any time by a similar writing.

                                    ARTICLE V

                                 ADMINISTRATION

     5.01 The Plan Committee shall be the fiduciary and, as such, shall have full responsibility and authority to interpret, control and administer the Plan and agreements entered into with Participants pursuant to the Plan, including the power to amend the Plan as provided in Section 6.02 hereof, the power to promulgate rules of Plan administration, the power to investigate and settle any disputes as to rights or benefits arising under the Plan and such agreements, the power to appoint agents, accountants and consultants, the power to delegate the Committee's duties, the power to issue instructions to the Insurer, and the power to make such other decisions or take such other actions as the Plan Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. Actions and determinations by the Plan Committee shall be final, binding and conclusive, subject to the review procedure in Section 5.03 of this Plan, for all purposes of this Plan, unless clearly contradictory to law or an express provision hereof.

     5.02 Without limitation, the Company shall have the power and authority to transfer ownership of life insurance policies to terminating Participants, as provided in Section 3.05, or to a trust subject to the claims of the Company's general creditors and to execute and deliver written agreements binding the Company to pay death benefits as provided in Section 4.01.

     5.03 Any Participant, Beneficiary or other person (hereafter called "Claimant") claiming any benefit under this Plan may submit a written claim to the Plan Committee specifying the particular benefit claimed. If any benefit claimed under this Plan is denied in whole or in part, the Plan Committee shall give written notice of the denial to the Claimant within a reasonable period of time following receipt of the claim by the Plan Committee. Such written notice to the Claimant shall set forth the specific reason(s) for denial of the benefit claimed in a manner calculated to be understood by the Claimant. In addition, the written notice shall specifically refer to the pertinent provisions of the Plan or other document on which the denial is based. If additional material or information is necessary for the Claimant to perfect the claim, then a description of such material or information and an explanation of any such material or information as is necessary shall be set forth in the written notice.

     The Claimant may then, within 60 days following receipt of the written notice of denial, file with the Plan Committee any additional evidence bearing on his or her claim and a written request for a review of the denial of the benefit. As part of the review procedure, the Claimant or his or her duly authorized representative may review pertinent documents. Within 60 days following receipt of a request for review, unless special circumstances require a further extention of time but in no event later than 120 days after a receipt of a request for review, the Plan Committee shall conduct a full and fair review of the initial decision denying the benefit and mail to the Claimant is written in a manner calculated to be understood by the Claimant as well as specific references to the pertinent provisions of the Plan or other document on which the decision is based.

If the benefit or claim under review arises under a life insurance policy issued by the Insurer, the Plan Committee shall, as part of the review, obtain from the Insurer, a determination of the reason or reasons for the denial of the benefit or claim under the relevant insurance policy based upon all evidence available to the Plan Committee and the Insurer.

                                   ARTICLE VI

                AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

     6.01 The Board of Directors of the Company may from time to time amend, suspend or terminate the Plan, in whole or in part.

     6.02 The Plan Committee also may from time to time amend the Plan as may be needed (a) to comply with applicable tax or welfare benefit plan laws, regulations or rulings related to split dollar life insurance programs or otherwise or (b) to resolve ambiguities in the Plan or related documents, but no such amendment by the Plan Committee shall alter, expand or contradict the intent of the authorizing resolutions adopted by the Company's Board of Directors on March 13, 1990.

     6.03 No amendment, suspension or termination of the Plan shall materially adversely affect (a) the payment of a death benefit already due under the Plan as the result of the death of a Participant prior to the date of adoption of such amendment, suspension or termination, or (b) the rights of any Retired Participant or Senior Participant or his or her Beneficiary(ies) under a supplemental death benefit agreement entered into prior to the date of adoption of such amendment, suspension or termination of the Plan.

                                   ARTICLE VII

                                     FUNDING

     7.01 No promise of payment of benefits by the Company under this Plan shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promise, except that the Company undertakes to purchase a split dollar insurance policy on the life of each Participant as described in 3.02, subject to acceptance by the Insurer. Benefit payments by the Company shall be made from the Company's general assets.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.01 No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, except by will or the laws of descent and distribution and, except as provided in Section 3.04 of this Plan, any attempt thereat shall be void. No such benefit shall, prior to receipt thereof, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant or his or her Beneficiaries.

     8.02 This Plan shall inure to the benefit of, and be binding upon, the Company and each Participant, and upon the successors and assigns of the Company and of each Participant.

     8.03 The Company or the Insurer shall deduct from the amount of any payments hereunder all taxes required to be withheld by applicable laws.

     8.04 This Plan shall be governed by, and construed in accordance with, the laws of the State of New York.

     8.05 The Insurer selected by the Plan Committee shall be a reputable insurance company in good standing and authorized to issue split dollar life insurance policies under the laws of the State of New York, but the Company does not guarantee the payment or performance by the Insurer of the Insurer's obligations under any life insurance policies issued by it.

     8.06 Except for the first "short" Plan Year beginning July 1, 1990 and ending January 31, 1991, each Plan Year shall begin on February 1 of one calendar year end on January 31 of the succeeding calendar year.